UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 9, 2007

                           ARIAD Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                      0-21696                  22-3106987
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


              26 Landsdowne Street, Cambridge, Massachusetts 02139
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 494-0400


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement

On October 9, 2007, ARIAD Pharmaceuticals, Inc. (the "Registrant"), along with its 80%-owned subsidiary, ARIAD Gene Therapeutics, Inc. (together, the "Company"), entered into a non-exclusive license agreement with ICON Medical Corp. ("ICON"), an emerging cardiovascular medical device company, to develop and commercialize drug-eluting stents that deliver ARIAD's novel mTOR inhibitor, deforolimus (the "Products"), to prevent restenosis of injured vessels following interventions in which stents are used in conjunction with balloon angioplasty. Under the license agreement, the Company granted to ICON a non-exclusive, worldwide, royalty-bearing license, under its patents and technology, to develop, manufacture and sell the Products. The term of the license agreement extends to the later to occur of the expiration of the Company's patents related to the rights granted to ICON under the license agreement or fifteen years after the first commercial sale of a Product. ICON is required under the license agreement to use commercially reasonable efforts to develop the Products. The license agreement provides that the Company will receive an equity stake in ICON pursuant to a Stock Purchase Agreement, up to $27 million in payments based on achievement of certain clinical, regulatory and commercial milestones for two products and royalties on worldwide sales of all Products. The Company is required to use commercially reasonable efforts to supply deforolimus to ICON for use in the development, manufacture and sale of the Products.

The license agreement may be terminated by either party for breach after a cure period of up to 90 days, in the case of bankruptcy by either party, by ICON upon 30 days prior written notice if ICON determines, in its reasonable business judgment, that it is not in its business interest to continue development of any Product, or by the Company upon 30 days' prior written notice, if it determines that it is not in its business interest to continue development and regulatory approval efforts with respect to deforolimus.

A copy of the press releaseannouncing the collaboration, dated October 11, 2007, is filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(d)  The following exhibits are filed with this report

     Exhibit
     Number             Description
     ------             -----------
     99.1               Press release dated October 11, 2007


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ARIAD Pharmaceuticals, Inc.


                                       By: /s/ Edward M. Fitzgerald
                                           -------------------------------------
                                           Edward M. Fitzgerald
                                           Senior Vice President, Finance and
                                           Corporate Operations, Chief Financial
                                           Officer


Date: October 15, 2007

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

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number            Description
------            -----------
99.1              Press release dated October 11, 2007

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